UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2005

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

1-8246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 300, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.  Registrant's Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

On September 14, 2005, Southwestern Energy Company has entered into an underwriting agreement with RBC Capital Markets Corporation and J.P. Morgan Securities Inc., as the representatives of the several underwriters, with respect to the offering of 8,500,000 shares of its common stock at a price per share to the public of $61.35. Southwestern has granted the underwriters an option to purchase up to 1,275,000 additional shares of common stock to cover over-allotments, if any.  Affiliates of some of the underwriters are lenders under Southwestern's revolving credit facility and, from time to time, the underwriters may provide financial or other advisory services to Southwestern.  The shares are being offered and sold pursuant to a prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, in connection with the company's registration statement on Form S-3 (Registration Statement No. 333-126884), which was declared effective on September 1, 2005.

Southwestern has agreed not to, directly or indirectly,  offer, sell, short sell or otherwise dispose of any shares of its common stock or other securities convertible into or exchangeable or exercisable for shares of its common stock or derivative of its common stock (or agreement for such) will be made for a period of 60 days after the date of the underwriting agreement other than under the underwriting agreement or with the prior written consent of the representatives; provided, that this provision will not restrict the company from issuing common stock pursuant to the exercise of options outstanding on the date of the underwriting agreement, granting employee stock options and restricted stock pursuant to the terms of a plan in effect on the date of the underwriting agreement, issuing common stock pursuant to the exercise of such options, issuances to its employees under the terms of the employee stock purchase plan in effect on the date of the underwriting agreement, issuing common stock pursuant to the terms of the director compensation plan in effect on the date of the underwriting agreement, including its 401(k) plan, the filing of registration statements on Form S-8 and amendments thereto in connection with those stock options or the company’s employee stock purchase plans in existence on the date of the underwriting agreement. In addition, the senior management and the directors of the company have agreed not to sell, option or otherwise dispose of any shares of common stock for a period of 60 days after September 14, 2005 except as permitted under the agreement or with the written consent of the representatives.

The underwriting agreement also contains standard indemnification rights and obligations of the Company and the underwriters.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the underwriting agreement, which is filed as Exhibit 1.1 to this Form 8-K and is incorporated by reference herein.

SECTION 9.  Financial Statements and Exhibits.

(c) Exhibits.

1.1

Underwriting agreement dated September 14, 2005 by and among Southwestern Energy Company and RBC Capital Markets Corporation and J.P. Morgan Securities Inc. as the Representatives of the several underwriters named in Schedule I thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: September 15, 2005	By:	/s/ GREG D. KERLEY
	Name:	Greg D. Kerley
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1

Underwriting agreement dated September 14, 2005 by and among Southwestern Energy Company and RBC Capital Markets Corporation and J.P. Morgan Securities Inc. as the Representatives of the several underwriters named in Schedule I thereto.